March 11, 2019

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter 2018 Results

Colorado Springs, Colorado – March 11, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2018.

Fourth Quarter 2018 Highlights*

•	Net operating revenue was $45.1 million, an increase of 15% from the three months ended December 31, 2017.
•	Earnings from operations were $2.0 million, an increase of 16% from the three months ended December 31, 2017.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $0.5 million, an increase of 110% from the three months ended December 31, 2017.
•	Adjusted EBITDA** was $5.8 million, an increase of 7% from the three months ended December 31, 2017.
•	Basic and diluted earnings per share were $0.02, an increase of 110% from the three months ended December 31, 2017.

2018 Highlights*

•	Net operating revenue was $168.9 million, an increase of 10% from the year ended December 31, 2017.
•	Earnings from operations were $9.5 million, a decrease of 35% from the year ended December 31, 2017.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $3.4 million, a decrease of 46% from the year ended December 31, 2017.
•	Adjusted EBITDA** was $23.4 million, a decrease of 10% from the year ended December 31, 2017.
•	Basic earnings per share were $0.12, a decrease of 52% from the year ended December 31, 2017.
•	Diluted earnings per share were $0.11, a decrease of 54% from the year ended December 31, 2017.
•	Book value per share*** at December 31, 2018 was $6.00.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

The consolidated results for the three months and year ended December 31, 2018 and 2017 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2018	2017	% Change	2018	2017	% Change
Net Operating Revenue	$45,106	$39,293	15%	$168,938	$154,069	10%
Earnings from Operations	1,976	1,706	16%	9,459	14,615	(35%)
Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders	$506	$(5,334)	110%	$3,394	$6,259	(46%)

Adjusted EBITDA**	$5,801	$5,408	7%	$23,377	$26,086	(10%)

Earnings (Loss) Per Share:
Basic	$0.02	$(0.20)	110%	$0.12	$0.25	(52%)
Diluted	$0.02	$(0.19)	111%	$0.11	$0.24	(54%)

The Tax Cuts and Jobs Act (the “Tax Act”), enacted on December 22, 2017, increased the Company’s income tax expense by $5.4 million during the fourth quarter of 2017 due to the tax law changes that were effective for the 2017 tax year. The increased income tax expense increased net loss attributable to Century Casinos, Inc. shareholders for the fourth quarter of 2017 and decreased net earnings attributable to Century Casinos, Inc. shareholders for the year ended December 31, 2017. See Note 11 to the Company’s Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the impact of the Tax Act.

“This quarter we continued to see revenue growth in each of our segments and ended the year growing revenue by 10%. We are pleased with this growth, especially with the longer-than-expected casino closures in Poland due to licensing delays, which we estimate negatively impacted net operating revenue by $9.8 million,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We are excited for the upcoming year with the opening of Century Mile Racetrack and Casino on April 1st and a  Grand Opening celebration planned for April 28th, the first day of live horse racing,”  Messrs. Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of December 31, 2018:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
Canada	Century Mile Racetrack and Casino
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Century Casino Bath
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $5.8 million, or 15%, and by $14.9 million, or 10%, for the three months and year ended December 31, 2018,  compared to the three months and year ended December 31, 2017.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2018,  compared to the three months and year ended December 31, 2017:

	Net Operating Revenue
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$15,678	$15,247	$431	3%	$61,361	$57,732	$3,629	6%
United States	7,938	7,671	267	4%	33,483	32,154	1,329	4%
Poland	19,514	15,414	4,100	27%	68,209	59,796	8,413	14%
Corporate and Other	1,976	961	1,015	106%	5,885	4,387	1,498	34%
Consolidated	$45,106	$39,293	$5,813	15%	$168,938	$154,069	$14,869	10%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/15

The Company’s earnings from operations increased by $0.3 million, or 16%, and decreased by ($5.2) million, or (35%), for the three months and year ended December 31, 2018,  compared to the three months and year ended December 31, 2017.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2018,  compared to the three months and year ended December 31, 2017:

	Earnings (Loss) from Operations
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$3,675	$4,012	$(337)	(8%)	$14,633	$14,608	$25	—
United States	1,033	1,041	(8)	(1%)	5,882	5,599	283	5%
Poland	460	(648)	1,108	171%	145	2,587	(2,442)	(94%)
Corporate and Other	(3,192)	(2,699)	(493)	(18%)	(11,201)	(8,179)	(3,022)	(37%)
Consolidated	$1,976	$1,706	$270	16%	$9,459	$14,615	$(5,156)	(35%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders increased by $5.8 million, or 110%, and decreased by ($2.9) million, or (46%), for the three months and year ended December 31, 2018,  compared to the three months and year ended December 31, 2017.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2018,  compared to the three months and year ended December 31, 2017:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$2,077	$1,751	$326	19%	$7,715	$7,681	$34	—
United States	767	646	121	19%	4,373	3,469	904	26%
Poland	179	(704)	883	125%	(153)	1,280	(1,433)	(112%)
Corporate and Other	(2,517)	(7,027)	4,510	64%	(8,541)	(6,171)	(2,370)	(38%)
Consolidated	$506	$(5,334)	$5,840	110%	$3,394	$6,259	$(2,865)	(46%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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The Company’s Adjusted EBITDA** increased by $0.4 million, or 7%, and decreased by ($2.7) million, or (10%), for the three months and year ended December 31, 2018 compared to the three months and year ended December 31, 2017.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months and year ended December 31, 2018 compared to the three months and year ended December 31, 2017:

	Adjusted EBITDA**
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Canada	$4,991	$4,930	$61	1%	$19,522	$18,171	$1,351	7%
United States	1,582	1,622	(40)	(3%)	8,061	8,005	56	1%
Poland	1,733	987	746	76%	4,890	6,406	(1,516)	(24%)
Corporate and Other	(2,505)	(2,131)	(374)	(18%)	(9,096)	(6,496)	(2,600)	(40%)
Consolidated	$5,801	$5,408	$393	7%	$23,377	$26,086	$(2,709)	(10%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of December 31, 2018, the Company had $45.6 million in cash and cash equivalents and  $59.5 million in outstanding debt on its balance sheet compared to $74.7 million in cash and cash equivalents and $56.7 million in outstanding debt at December 31, 2017.  The outstanding debt as of December 31, 2018 included $40.5 million related to the Company’s credit agreement with the Bank of Montreal,  $2.6 million of bank debt related to Casinos Poland, $2.4 million of bank debt related to Century Casino Bath,  $0.2 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, Century Casino St. Albert, Century Downs Racetrack and Casino (“CDR”) and Century Mile Racetrack and Casino, and $14.3 million related to a long-term land lease for CDR, net of $0.5 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018 on its website at https://www.cnty.com/corporate/investor-relations/sec-filings. The Company will also post a presentation on the year end results on its website at https://www.cnty.com/corporate/investor-relations/presentations-and-interviews.

The Company will host its fourth quarter 2018 earnings conference call today,  Monday,  March 11th, at 8:00 am MDT; 3:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2019 at https://www.cnty.com/corporate/investor-relations/sec-filings.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings (Loss)

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2018	2017	2018	2017
Operating revenue:
Net operating revenue	$45,106	$39,293	$168,938	$154,069
Operating costs and expenses:
Total operating costs and expenses	43,152	37,587	159,502	139,454
Earnings from equity investment	22	—	23	—
Earnings from operations	1,976	1,706	9,459	14,615
Non-operating income (expense), net	(1,053)	(122)	(3,536)	(2,164)
Earnings before income taxes	923	1,584	5,923	12,451
Income tax provision	(133)	(6,614)	(1,917)	(4,560)
Net earnings (loss)	790	(5,030)	4,006	7,891
Net earnings attributable to non-controlling interests	(284)	(304)	(612)	(1,632)
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$506	$(5,334)	$3,394	$6,259

Earnings (loss) per share attributable to Century Casinos, Inc.:
Basic	$0.02	$(0.20)	$0.12	$0.25
Diluted	$0.02	$(0.19)	$0.11	$0.24

Weighted average common shares
Basic	29,439	26,863	29,401	25,068
Diluted	29,861	27,479	29,962	25,559

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2018	2017
Assets
Current assets	$54,974	$84,321
Property and equipment, net	187,017	152,778
Other assets	36,834	37,777
Total assets	$278,825	$274,876

Liabilities and Equity
Current liabilities	$50,020	$34,438
Non-current liabilities	45,422	53,120
Century Casinos, Inc. shareholders' equity	176,321	179,897
Non-controlling interests	7,062	7,421
Total liabilities and equity	$278,825	$274,876

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the year
	ended December 31,			ended December 31,
Amounts in thousands	2018	2017	% Change	2018	2017	% Change
Net operating revenue as reported (GAAP)	$45,106	$39,293	15%	$168,938	$154,069	10%
Foreign currency impact vs. 2017	1,600			(2,985)
Net operating revenue constant currency (non-GAAP)*	$46,706	$39,293	19%	$165,953	$154,069	8%

Earnings from operations (GAAP)	$1,976	$1,706	16%	$9,459	$14,615	(35%)
Foreign currency impact vs. 2017	151			27
Earnings from operations constant currency (non-GAAP)*	$2,127	$1,706	25%	$9,486	$14,615	(35%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$506	$(5,334)	110%	$3,394	$6,259	(46%)
Foreign currency impact vs. 2017	79			90
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$585	$(5,334)	111%	$3,484	$6,259	(44%)

Gains and losses on foreign currency transactions are added back to net earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2018	2017	2018	2017
Canada	32%	32%	32%	31%
United States	20%	21%	24%	25%
Poland	9%	6%	7%	11%
Corporate and Other	(127%)	(222%)	(155%)	(148%)
Consolidated Adjusted EBITDA Margin	13%	14%	14%	17%

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,077	$767	$179	$(2,517)	$506
Interest expense (income), net	1,084	—	50	65	1,199
Income taxes (benefit)	435	266	280	(848)	133
Depreciation and amortization	779	548	1,025	402	2,754
Net earnings attributable to non-controlling interests	174	—	89	21	284
Non-cash stock-based compensation	—	—	—	255	255
(Gain) loss on foreign currency transactions, cost recovery income and other	(95)	—	(138)	94	(139)
Loss on disposition of fixed assets	4	1	27	23	55
Pre-opening expenses	533	—	221	—	754
Adjusted EBITDA	$4,991	$1,582	$1,733	$(2,505)	$5,801

	For the three months ended December 31, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$1,751	$646	$(704)	$(7,027)	$(5,334)
Interest expense (income), net	942	—	34	(4)	972
Income taxes	1,308	395	510	4,401	6,614
Depreciation and amortization	898	581	1,045	91	2,615
Net earnings (loss) attributable to non-controlling interests	655	—	(351)	—	304
Non-cash stock-based compensation	—	—	—	250	250
Gain on foreign currency transactions and cost recovery income	(644)	—	(137)	(26)	(807)
Loss on disposition of fixed assets	4	—	278	—	282
Acquisition costs	—	—	—	6	6
Pre-opening expenses	16	—	312	178	506
Adjusted EBITDA	$4,930	$1,622	$987	$(2,131)	$5,408

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	For the Year ended December 31, 2018
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$7,715	$4,373	$(153)	$(8,541)	$3,394
Interest expense (income), net	3,895	1	206	12	4,114
Income taxes (benefit)	2,536	1,508	595	(2,722)	1,917
Depreciation and amortization	3,211	2,178	3,065	945	9,399
Net earnings (loss) attributable to non-controlling interests	722	—	(75)	(35)	612
Non-cash stock-based compensation	—	—	—	868	868
(Gain) loss on foreign currency transactions and cost recovery income	(235)	—	(428)	2	(661)
Loss on disposition of fixed assets	10	1	1,054	25	1,090
Pre-opening expenses	1,668	—	626	350	2,644
Adjusted EBITDA	$19,522	$8,061	$4,890	$(9,096)	$23,377

	For the Year ended December 31, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$7,681	$3,469	$1,280	$(6,171)	$6,259
Interest expense (income), net	3,487	2	105	(25)	3,569
Income taxes (benefit)	3,008	2,128	1,388	(1,964)	4,560
Depreciation and amortization	3,427	2,405	2,747	366	8,945
Net earnings attributable to non-controlling interests	996	—	636	—	1,632
Non-cash stock-based compensation	—	—	—	669	669
(Gain) loss on foreign currency transactions and cost recovery income	(564)	—	(822)	24	(1,362)
Loss on disposition of fixed assets	83	1	535	3	622
Acquisition costs	28	—	—	327	355
Pre-opening expenses	25	—	537	275	837
Adjusted EBITDA	$18,171	$8,005	$6,406	$(6,496)	$26,086

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period financial information compared to prior period financial information using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current and prior year are reported in Note 2 to the Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K. The average exchange rates for the three months ended December 31, 2018 and 2017 are presented below.

	For the three months
	ended December 31,
Average Rates	2018	2017	% Change
Canadian dollar (CAD)	1.3218	1.2708	(4.0%)
Euros (EUR)	0.8763	0.8491	(3.2%)
Polish zloty (PLN)	3.7668	3.5922	(4.9%)
British pound (GBP)	0.7773	0.7534	(3.2%)
Source: Pacific Exchange Rate Service

Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, earnings from operations or net earnings (loss) attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

12/15

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

13/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and St. Albert,  Alberta, Canada and in Bath, England.  Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), formerly Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner of eight casino licenses throughout Poland, seven of which are operating. The Company, through CRM, also holds  a 75% ownership interests in CDR, which operates in the north metropolitan area of Calgary, Alberta, Canada; a 75% ownership interest in Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada; and  a 51% ownership interest in Golden Hospitality Ltd., a company that manages a hotel and entertainment and gaming club in Vietnam. The Company operates 10 ship-based casinos under agreements with three cruise ship owners. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company is also developing Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile, Bermuda and Vietnam projects, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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